Exhibit (k)(1)

================================================================================

                                  $30,000,000


                                CREDIT AGREEMENT


                                     AMONG


                            CNA INCOME SHARES, INC.


                                  as Borrower,


                            THE LENDERS NAMED HEREIN


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,


                                    as Agent


                                  DATED AS OF


                                  June 2, 1997

================================================================================

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS ..............................................   1

ARTICLE II THE CREDITS .............................................   9
     2.1.  Term Loans ..............................................   9
     2.2.  Types and Minimum Amount of Advances ....................   9
     2.3.  Amortization ............................................   9
     2.4.  Optional Principal Payments .............................   9
     2.5.  Conversion and Continuation of Outstanding Advances......  10
     2.6.  Changes in Interest Rate, etc ...........................  10
     2.7.  Rates Applicable After Default ..........................  10
     2.8.  Method of Payment .......................................  11
     2.9.  Notes; Notices ..........................................  11
     2.10. Interest Payment Dates; Interest and Fee Basis ..........  11
     2.11. Notification of Interest Rates ..........................  12
     2.12. Lending Installations ...................................  12
     2.13. Non-Receipt of Funds by the Agent .......................  12
     2.14. Taxes ...................................................  12
     2.15. Agent's Fees ............................................  13


ARTICLE III CHANGE IN CIRCUMSTANCES ................................  13
     3.1.  Yield Protection ........................................  13
     3.2.  Changes in Capital Adequacy Regulations .................  14
     3.3.  Availability of Types of Advances .......................  15
     3.4.  Funding Indemnification .................................  15
     3.5.  Lender Statements; Survival of Indemnity ................  15
     3.6.  Right to Substitute Lender ..............................  15

ARTICLE IV CONDITIONS PRECEDENT ....................................  16
     4.1.  The Loans ...............................................  16

ARTICLE V REPRESENTATIONS AND WARRANTIES ...........................  17
     5.1.  Corporate Existence and Standing ........................  17
     5.2.  Authorization and Validity ..............................  17
     5.3.  Compliance with Laws and Contracts ......................  18
     5.4.  Governmental Consents ...................................  18
     5.5.  Financial Statements ....................................  18
     5.6.  Material Adverse Change .................................  18
     5.7.  Taxes ...................................................  18
     5.8.  Litigation ..............................................  19
     5.9.  Subsidiaries ............................................  19
     5.10. ERISA ...................................................  19
     5.11. Default .................................................  19
     5.12. Federal Reserve Regulations .............................  19
     5.13. Investment Company ......................................  19
     5.14. Holding Company .........................................  19
     5.15. Investment Policies .....................................  19
     5.16. Disclosure ..............................................  20

ARTICLE VI COVENANTS ...............................................  20
     6.1.  Financial Reporting .....................................  20
     6.2.  Use of Proceeds .........................................  21
     6.3.  Notice of Default .......................................  21
     6.4.  Conduct of Business .....................................  21
     6.5.  Taxes ...................................................  21
     6.6.  Insurance ...............................................  22
     6.7.  Compliance with Laws ....................................  22
     6.8.  Maintenance of Properties ...............................  22
     6.9.  Inspection ..............................................  22
     6.10. Indebtedness ............................................  22
     6.11. Merger ..................................................  22
     6.12. Sale of Assets ..........................................  23
     6.13. Investments and Purchases ...............................  23
     6.14. Contingent Obligation ...................................  23
     6.15. Liens ...................................................  23
     6.16. Affiliates ..............................................  23
     6.17. Asset Coverage Ratio ....................................  23
     6.18. Plans ...................................................  23

ARTICLE VII DEFAULTS ...............................................  24

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.........  25

     8.1.  Acceleration ............................................  25
     8.2.  Amendments ..............................................  25
     8.3.  Preservation of Rights ..................................  26

ARTICLE IX GENERAL PROVISIONS ...................................... 26
     9.1.  Survival of Representations ............................. 26
     9.2.  Governmental Regulation ................................. 26
     9.3.  Taxes ................................................... 26
     9.4.  Headings ................................................ 26
     9.5.  Entire Agreement ........................................ 27
     9.6.  Several Obligations; Benefits of this Agreement ......... 27
     9.7.  Expenses; Indemnification ............................... 27
     9.8.  Numbers of Documents .................................... 27
     9.9.  Accounting .............................................. 27
     9.10. Severability of Provisions .............................. 27
     9.11. Nonliability of Lenders ................................  28
     9.12. CHOICE OF LAW ..........................................  28
     9.13. CONSENT TO JURISDICTION ................................  28
     9.14. WAIVER OF JURY TRIAL ...................................  28
     9.15. Disclosure .............................................  28
     9.16. Confidentiality ........................................  29
     9.17. Counterparts ...........................................  29

ARTICLE X THE AGENT ...............................................  29
     10.1.  Appointment ...........................................  29
     10.2.  Powers ................................................  29
     10.3.  General Immunity ......................................  29
     10.4.  No Responsibility for Loans, Recitals, etc.............  29
     10.5.  Action on Instructions of Lenders .....................  30
     10.6.  Employment of Agents and Counsel ......................  30
     10.7.  Reliance on Documents; Counsel ........................  30
     10.8.  Agent's Reimbursement and Indemnification .............  30
     10.9.  Notice of Default .....................................  31
     10.10. Rights as a Lender ....................................  31
     10.11. Lender Credit Decision ................................  31
     10.12. Successor Agent .......................................  31

ARTICLE XI SETOFF; RATABLE PAYMENTS ...............................  32
     11.1.  Setoff ................................................  32
     11.2.  Ratable Payments ......................................  32

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS......  32
     12.1.  Successors and Assigns ................................  32
     12.2.  Participations ........................................  33
            12.2.1. Permitted Participants; Effect ................  33
            12.2.2. Voting Rights .................................  33
            12.2.3. Benefit of Setoff .............................  33
     12.3.  Assignments ...........................................  33
            12.3.1. Permitted Assignments .........................  33
            12.3.2. Effect; Effective Date ........................  34
     12.4.  Dissemination of Information ..........................  34
     12.5.  Tax Treatment .........................................  34

ARTICLE XIII NOTICES ..............................................  34
     13.1.  Giving Notice .........................................  34
     13.2.  Change of Address .....................................  35

                                    EXHIBITS
                                    --------

Exhibit A (Article 1)                        Note
Exhibit B (Section 6.1(c))                   Compliance Certificate
Exhibit C (Section 12.3.1)                   Assignment Agreement


                                   SCHEDULES
                                   ---------


SCHEDULE 1.1  - Investment Policies
SCHEDULE 6.10 - Indebtedness

                                CREDIT AGREEMENT

     This Credit Agreement, dated as of June 2, 1997, is among CNA INCOME SHARES, INC., a Maryland corporation, the Lenders and THE FIRST NATIONAL BANK OF CHICAGO, individually and as Agent.

                                    RECITALS:

     A. The Borrower has requested the Lenders to make term loans to it in the aggregate principal amount of $30,000,000, the proceeds of which the Borrower will use (a) for the general corporate needs of the Borrower and (b) to repay certain Indebtedness of the Borrower; and

     B. The Lenders are willing to extend such term loans on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement:

     "Advance" means a portion of the outstanding Term Loan, the interest rate for which is of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder.

     "Agreement" means this Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5; provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.17, such term shall mean generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus l/2% per annum.

     "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Asset Coverage Ratio" means, at any time, the ratio at such time of (a) Total Assets less Total Liabilities (excluding the aggregate outstanding principal amount of Senior Securities) at such time to (b) the aggregate outstanding principal amount of Senior Securities at such time.

     "Authorized Officer" means any of the president, treasurer or vice presidents of the Borrower, acting singly.

     "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

     "Borrower" means CNA Income Shares, Inc., a Maryland corporation, and its successors and assigns.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change" is defined in Section 3.2.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make a single Loan not exceeding the amount set forth opposite its signature below.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract or application for a Letter of Credit.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.5.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

     "Default" means an event described in Article VII.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's portion of such Eurodollar Advance and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan or portion thereof which bears interest at the Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period (rounded to the next higher multiple of l/l6 of 1% if the Eurodollar Base Rate is not such a multiple), divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) four/tenths percent (.40%) per annum.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal finds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Statements" is defined in Section 5.5.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

     "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

     "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments,
(e) Capitalized Lease Obligations, (f) Rate Hedging Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Investment Policies" means those investment objectives and policies of the Borrower set forth in the Borrower's 1996 Annual Report and attached hereto as
Schedule 1.1, as the same may be from time to time modified in accordance with the terms hereof.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's term loan made pursuant to Section 2.1 and "Loans" means, with respect to the Lenders, the aggregate of all such term loans.

     "Loan Documents" means this Agreement, the Notes and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

     "Margin Stock" has the meaning assigned to that term under Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or other), performance, results of operations, or prospects of the Borrower taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Maturity Date" means June 3, 2002.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "1933 Act" means the Securities Act of 1933, as amended, reformed or otherwise modified from time to time, together with all rules and regulations issued at any time in connection therewith.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, reformed or otherwise modified from time to time, together with all rules and regulations issued at any time in connection therewith.

     "1940 Act" means the Investment Company Act of 1940, as amended, reformed or otherwise modified from time to time, together with all rules and regulations issued at any time in connection therewith.

     "Note" means a promissory note, in substantially the form of Exhibit A hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower and payable to the order of a Lender in the amount of such Lender's Loan, including any amendment, modification, renewal or replacement of such promissory note.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Loan Documents.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, as to which the Borrower or any member of the Controlled Group may have any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the aggregate principal amount of outstanding Loans.

     "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by Persons other than banks, brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Loans.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Senior Securities" means any bond, debenture, note or similar obligation or instrument constituting a security (other than stock) and evidencing Indebtedness.

     "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Term Loan" means, collectively, all of the Loans.

     "Total Assets" means all assets of the Borrower which would be reflected on a balance sheet of the Borrower prepared in accordance with Agreement Accounting Principles.

     "Total Liabilities" means all liabilities of the Borrower which would be reflected on a balance sheet of the Borrower prepared in accordance with Agreement Accounting Principles.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Alternate Base Rate Advance or Eurodollar Advance.

     "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

     2.1. Term Loans. Each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make a Loan to the Borrower on the date hereof in the amount of its respective Commitment. No amount of any Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder. Not later than noon Chicago time on the date hereof, each Lender shall make available funds equal to its Commitment in immediately available funds in Chicago, to the Agent at its address specified pursuant to Article XIII. The Agent shall promptly make the funds so received from the Lenders available to the Borrower by wire transfer to such account as the Borrower may designate.

     2.2. Types and Minimum Amount of Advances. The Term Loan may from time to time be an Alternate Base Rate Advance or a Eurodollar Advance, or a combination thereof, selected by the Borrower in accordance with Section 2.5. Until converted or continued pursuant to Section 2.5 the Term Loan shall be a Eurodollar Advance with a six month Interest Period. Each Eurodollar Advance shall be in the minimum amount of $l,000,000 (and in multiples of $l,000,000 if in excess thereof); provided, however, that in no event shall more than three
(3) Eurodollar Advances be permitted to be outstanding at any time.

     2.3. Amortization. The Term Loan shall be payable in full on the Maturity Date.

     2.4. Optional Principal Payments. Subject to Section 3.4, the Borrower may from time to time pay, without penalty or premium, all outstanding Loans, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Loans upon two (2) Business Days' prior notice to the Agent in the case of Eurodollar Advances and upon notice not later than 12:00 noon (Chicago time) on the proposed payment date in the case of Alternate Base Rate Advances. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each repayment notice received by it hereunder.

     2.5. Conversion and Continuation of Outstanding Advances. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically continued as a Eurodollar Advance with a six month Interest Period unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for another Interest Period or be converted into an Alternate Base Rate Advance. Subject to the terms of Section 2.2, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type of Advance; provided, however, that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance into a Eurodollar Advance, conversion of a Eurodollar Advance into an Alternate Base Rate Advance or continuation of a Eurodollar Advance as a Eurodollar Advance with an Interest Period of other than six months not later than 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

          (a) the requested date of such conversion or continuation, which shall be a Business Day;

          (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

          (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto, which shall end on or prior to the Maturity Date.

     2.6. Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest at the Alternate Base Rate from and including the date of such Advance or the date on which such Advance was converted into an Alternate Base Rate Advance to (but not including) the date on which such Alternate Base Rate Advance is paid or converted to a Eurodollar Advance. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Maturity Date.

     2.7. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.5, no Advance may be converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Eurodollar Advance and Alternate Base Rate Advance shall bear interest (for the remainder of the applicable Interest Period in the case of Eurodollar Advances) at a rate per annum equal to the rate otherwise applicable plus two percent (2%) per annum; provided, however, that such increased rate shall automatically and without action of any kind by the Lenders become and remain applicable until revoked by the Required Lenders in the event of a Default described in Section 7.6 or 7.7.

     2.8. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied by the Agent on a pro rata basis among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge any account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

     2.9. Notes; Notices. The obligation of the Borrower to repay the Loans shall be evidenced by the Notes. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on written notices signed by any two persons the Agent or any Lender in good faith believes to be Authorized Officers.

     2.10. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which an Alternate Base Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.11. Notification of Interest Rates. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Conversion/Continuation Notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.12. Lending Installations. Each Lender may book its Loan at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and its Note shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telecopy notice to the Agent and the Borrower, designate a Lending Installation for whose account Loan payments are to be made.

     2.13. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (b) in the case of payment by the Borrower, the interest rate applicable to the Loans.

     2.14. Taxes. (a) Any payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes upon the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 2.14. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.14 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

          (b) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not organized under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation (and not a change in the Lender's business, operations or place of business or incorporation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.15. Agent's Fees. The Borrower shall pay to the Agent those fees, in addition to any other payments called for hereby, in the amounts and at the times separately agreed to between the Agent and the Borrower.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

     3.1. Yield Protection. If, after the date hereof, the adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof, or the compliance of any Lender therewith,

          (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which (such Lender or Lending Installation is incorporated or has its principal place of business), or changes the basis of taxation of principal, interest or any other payments to any Lender or Lending Installation in respect of its Eurodollar Loans or other amounts due it hereunder with respect to its Eurodollar Loans, or

          (b) with respect to Eurodollar Loans, imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it in respect thereof, and, in the case of any of Section 3.1 (a), (b) or (c), the Lender shall in good faith determine the amount of such increased expense incurred or reduction in amount received to be material, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received (other than any such expense or reduction for which the Lenders are also entitled to compensation pursuant to
Section 2.14(a)) which such Lender reasonably determines is attributable to making, funding and maintaining its Loans and its Commitment.

     3.2. Chances in Capital Adequacy Regulations. If a Lender determines in good faith that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased by an amount deemed material by such Lender as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisors Practices entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances. If any Lender determines in good faith that maintenance of any of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances to be repaid or converted into an Alternate Base Rate Advance within five days after Borrower's receipt of notice by such Lender. If the Required Lenders reasonably determine that (a) deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, or (b) the interest rate applicable to a Type of Advance does not accurately or fairly reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be repaid.

     3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

     3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

     3.6. Right to Substitute Lender. Any Lender claiming any additional amounts payable pursuant to Section 3.1 or 3.2 or unable to make a Type of Advance available in accordance with Section 3.3, shall so long as no Default or Unmatured Default has occurred and is continuing, upon the written request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 12.3, all of its rights and obligations under this Agreement and under the Loan Documents to another Lender or to a commercial bank, other financial institution, commercial finance company or other business lender selected by the Borrower and reasonably acceptable to the Agent that has agreed not to claim any additional amounts under Section 3.1 or 3.2 with respect to some or all of the taxes or regulatory changes that gave rise to such assigning Lender's claim for such compensation, or that has agreed to make the Type of Advance available that was not made available from such assigning Lender, in consideration for (a) the payment by such assignee to such assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Notes held by such assigning Lender, (b) the payment by the Borrower to such assigning Lender of any and all other amounts owing to such assigning Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (c) the Borrower's release of such assigning Lender from any further obligation or liability under this Agreement and the Loan Documents.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1. The Loans. The Lenders shall not be required to make the Loans unless the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have-been satisfied on the date hereof:

          (a) Charter Documents; Good Standing Certificates. Copies of the certificate of incorporation of the Borrower, together with all amendments thereto, both certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a good standing certificate issued by the Secretary of State of the jurisdiction of its incorporation and such other jurisdictions as shall be requested by the Agent.

          (b) By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party.

          (c) Secretary's Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

          (d) Officer's Certificate. A certificate, dated the date hereof, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the making of the Loans hereunder) no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans, or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of the date hereof; and (iv) since December 31, 1996 no event or change has occurred that has caused or evidences a Material Adverse Effect.

          (e) Legal Opinions. A written opinion of Lynne Gugenheim, counsel to the Borrower, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

          (f) Notes. Notes payable to the order of each of the Lenders duly executed by the Borrower.

          (g) Payoff. Evidence satisfactory to the Agent that substantially contemporaneously with the making of the Term Loan the Borrower's $28,050,000 of convertible, extendible notes are being paid in full.

          (h) Legal and Regulatory Matters. All legal and regulatory matters pertaining to the Loans shall be satisfactory to the Agent.

          (i) Other. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that, both before and after giving effect to the Loans:

     5.1. Corporate Existence and Standing. The Borrower is a corporation duly incorporated, validly existing and in good standing (if applicable) under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted and in which the failure to be so qualified or authorized may reasonably be expected to have a Material Adverse Effect.

     5.2. Authorization and Validity. The Borrower has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver each of the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. Compliance with Laws and Contracts. The Borrower has complied with all applicable statutes, rules, regulations, orders, judgments, decrees and restrictions, including without limitation the 1940 Act and all environmental laws, of any Governmental Authority having jurisdiction over the conduct of its business or the ownership of its Properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents, the consummation of the Loans or the application of the proceeds of the Loans, nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations G, U or X), order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's charter, articles or certificate of incorporation or by-laws,
(b) violate the Investment Policies, (c) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, the Loan Documents) in, of or on the Property of the Borrower pursuant to the terms of any such indenture, instrument or agreement, or (d) require any consent of the stockholders of any Person, and except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement which could not reasonably be expected to have a Material Adverse Effect.

     5.4. Governmental Consents. Except for any of the following which have been entered, taken, obtained, filed or made and which remain in full force and effect or which if not entered, taken, obtained or filed could not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, Governmental Authority, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the consummation of the Loans or the application of the proceeds of the Loans.

     5.5. Financial Statements. The Borrower has heretofore furnished to each of the Lenders the December 31, 1995 and December 31, 1996 audited financial statements of the Borrower (collectively, the "Financial Statements"). Each of the Financial Statements were prepared in accordance with Agreement Accounting Principles and fairly present the financial condition and operations of the Borrower at such dates and the results of its operations for the respective periods then ended.

     5.6. Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), operations, performance or Properties of the Borrower has occurred since December 31, 1996.

     5.7. Taxes. The Borrower has filed or caused to be filed or properly filed for extensions on a timely basis and in correct form all United States federal and applicable material foreign, state and local tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Borrower, except such material taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles, and as to which no Lien exists. As of the date hereof, the United States income tax returns of the Borrower on a consolidated basis have never been audited by the Internal Revenue Service. There are no pending audits or, to the best of the Borrower's knowledge, investigations regarding the Borrower's federal, foreign, state or local tax returns which may reasonably be expected to have Material Adverse Effect. No claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles. The Borrower has taken all steps necessary to maintain its tax-exempt status under the Code with respect to net investment income and net capital gains.

     5.8. Litigation. There is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by any insurance regulatory authority) pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its properties which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or unduly delay the making of the Loans under this Agreement. The Borrower has no material contingent obligations not disclosed in the Financial Statements.

     5.9. Subsidiaries. The Borrower has no Subsidiaries.

     5.10. ERISA. Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. The Borrower neither maintains nor is obligated in respect of any Plan.

     5.11. Default. No Default or Unmatured Default has occurred and is continuing.

     5.12. Federal Reserve Regulations. The Borrower is not engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, Regulation T, Regulation U or Regulation X.

     5.13. Investment Company. The Borrower is registered under the 1940 Act as a closed-end, diversified management investment company. The Borrower has registered the sale of its common stock under the 1933 Act and the 1940 Act pursuant to one or more registration statements.

     5.14. Holding Company. The Borrower is not, and after giving effect to the Term Loan will not be, a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.15. Investment Policies. The Borrower is in compliance with the Investment Policies.

     5.16. Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Borrower contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement, as the case may be, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will furnish to the Lenders:

          (a) As soon as practicable and in any event within 90 days after the close of each of its Fiscal Years, an unqualified audit report with respect to the Borrower certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows accompanied by (i) any management letter prepared by said accountants and (ii) a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (b) As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, a balance sheet of the Borrower as at the close of each such period and statements of income, retained earnings and cash flows of the Borrower for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its Treasurer or any Vice President.

          (c) Together with the financial statements required by clauses (a) and
(b) above, a compliance certificate in substantially the form of Exhibit B hereto signed by its Treasurer or Assistant Treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (d) As soon as possible and in any event within 10 days after the Borrower learns thereof, notice of the assertion or commencement of any claims, action, suit or proceeding against or affecting the Company which may reasonably be expected to have a Material Adverse Effect.

          (e) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower files with the Securities and Exchange Commission.

          (f) Promptly after the entering into thereof, copies of all amendments to all investment advisory contracts (including all sub-advisory or similar contracts), and of all new investment advisory contracts (including all sub-advisory or similar contracts) entered into after the date hereof.

          (g) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonable request.

     6.2. Use of Proceeds. The Borrower will use the proceeds of the Term Loan to meet the general corporate needs of the Borrower, including the repayment of the Indebtedness described in Section 4.1(g). The Borrower will not use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) in violation of Regulation G, Regulation T, Regulation U or Regulation X.

     6.3. Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default and (b) any other event or development, financial or other relating specifically to the Borrower (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

     6.4. Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where such failure to remain in good standing or to maintain such authority may not reasonably be expected to have a Material Adverse Effect. The Borrower will not become an open-end management investment company under the 1940 Act without the prior written consent of the Lenders.

     6.5. Taxes. The Borrower will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Borrower will at all times maintain its status as a "regulated investment company" under the Code and will timely distribute its income (including capital gains) so that it will not be subject to tax (including corporate tax) under the Code.

     6.6. Insurance. The Borrower will maintain or cause to be maintained with responsible insurance companies (a) insurance with respect to its properties and business to the extent required under applicable law, including such fidelity bond coverage as shall be required by Rule 17-g-1 promulgated under the 1940 Act or any successor provision, (b) errors and omissions, and director and officer liability insurance, and (c) other insurance against such casualties and contingencies, and, with respect to clauses (b) and (c) hereof, of such types and in such amounts as are customarily carried by similarly situated businesses.

     6.7. Compliance with Laws. The Borrower will comply with the 1940 Act, the 1933 Act, the 1934 Act and all other laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8. Maintenance of Properties. The Borrower will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.

     6.9. Inspection. The Borrower will permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Lenders may designate.

     6.10. Indebtedness. The Borrower will not create, incur or suffer to exist any Indebtedness, except:

          (a) the Loans;

          (b) Indebtedness existing on the date hereof and described in Schedule
6.10 hereto; and

          (c) Rate Hedging Obligations related to the Loans or incurred in the ordinary course of business in compliance with the Investment Policies.

     6.11. Merger. The Borrower will not merge or consolidate with or into any other Person, except that the Borrower may merge or consolidate with any other Person so long as the Borrower is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist.

     6.12. Sale of Assets. The Borrower will not lease, sell, transfer or otherwise dispose of its Property, to any other Person except for sales in the ordinary course of business (which the Lenders acknowledge includes the sale of Investments from time to time).

     6.13. Investments and Purchases. The Borrower will not make or suffer to exist any Investments, or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except Investments permitted by the Investment Policies; provided that the Borrower will not have or acquire any Subsidiary. The Borrower will not violate the Investment Policies or amend, rescind or modify the Investment Policies in any material respect without the consent of the Required Lenders.

     6.14. Contingent Obligations. The Borrower will not make or suffer to exist any Contingent Obligation, except by endorsement of instruments for deposit or collection in the ordinary course of business.

     6.15. Liens. The Borrower will not create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower, except:

          (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

          (b) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; and

          (c) Liens in favor of the Borrower's investments custodian arising pursuant to customary custodial contract terms.

     6.16. Affiliates. The Borrower will not enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction. At any time that a Default or Unmatured Default shall have occurred and be continuing, the Borrower shall not pay, or cause or permit to be paid, any management or advisory fees of any type to any investment adviser, whether pursuant to the terms of an investment advisory agreement or not.

     6.17. Asset Coverage Ratio. The Borrower shall at all times on and after the date hereof maintain an Asset Coverage Ratio of at least 3:1.

     6.18. Plans. The Borrower shall not incur any liability or obligation with respect to any Plan.

                                   ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

     7.2. Nonpayment of (a) any principal of any Note when due, or (b) any interest upon any Note or any other fee or obligations under any of the Loan Documents within five days after the same becomes due.

     7.3. The breach by the Borrower of any of the terms or provisions of
Section 6.2 or 6.3(a) or Sections 6.10 through 6.18.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied); within thirty (30) days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower to pay any Indebtedness aggregating in excess of $1,000,000 when due; or the default by the Borrower in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

     7.6. The Borrower shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 7.6, (f) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.7. Without the application, approval or consent of the Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any substantial portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days.

     7.8. The Borrower shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $1,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.9. Continental Assurance Company shall cease to be the Borrower's exclusive investment advisor.

     7.10. Nonpayment by the Borrower of any Rate Hedging Obligation relating to the Term Loan or any portion thereof or the breach by the Borrower of any term, provision or condition contained in any agreement, device or arrangement giving rise to any such Rate Hedging Obligation, which non-payment or breach is not remedied within five (5) days after the Borrower's receipt of notice thereof.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may declare the Obligations to be due and payable whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

          (a) Extend the Maturity Date;

          (b) Reduce the principal amount of any Loan or reduce the rate or extend the time of payment of interest or fees thereon;

          (c) Reduce the percentage specified in the definition of Required Lenders;

          (d) Amend this Section 8.2; or

          (e) Permit any assignment by the Borrower of its Obligations or its rights hereunder.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement or of the Borrower contained in any Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any stamp, documentary or similar taxes, assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter dated March 18, 1997 in favor of First Chicago.

     9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. Expenses; Indemnification. The Borrower shall reimburse the Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, syndication, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the (Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they arise out of the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the (operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION IN WHICH THE BORROWER OWNS ASSETS OR CONDUCTS BUSINESS. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.15. Disclosure. Each Lender hereby (a) acknowledges and agrees that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and (b) to the extent any such liability would not exist but for First Chicago's status as Agent hereunder, waives any liability of First Chicago or such affiliate to any Lender arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates.

     9.16. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence and for use in connection with this Agreement, including without limitation, for use in connection with its rights and remedies hereunder, except for disclosure (a) to other Lenders and their respective affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender, (c) to regulatory officials, (d) as requested pursuant to or as required by law, regulation, or legal process, (e) in connection with any legal proceeding to which that Lender is a party, and (f) permitted by Section 12.4.

     9.17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent that it has taken such action.

                                    ARTICLE X

                                    THE AGENT

     10.1. Appointment. First Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement, any Loan Document or any transaction contemplated hereby or thereby.

     10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4. No Responsibility for Loans, Recitals etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obliger. under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness, sufficiency, enforceability or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by Section 8.2, all Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and
(c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower in which the Borrower is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender(s) and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

     11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loan (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than its pro-rata share of the Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes.

                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2. Participations.

          12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a) through (e) of Section 8.2.

          12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3. Assignments.

          12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents provided, however, that in the case of an assignment to an entity which is not a Lender or an Affiliate of a Lender, such assignment shall be in a minimum amount of $7,500,000. Such assignment shall be substantially in the form of Exhibit C hereto or in such other form as may be agreed to by the parties thereto. The consent of the Agent and, so long as no Default is continuing, the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

          12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C hereto (a "Notice of Assignment"), together with any consents required by
Section 12.3.1, and (b) payment of a $3,500 fee to the Agent by the transferror Lender for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, (a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and (b) the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting the amount of such assignment.

          12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.16.

          12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.14.

                                  ARTICLE XIII

                                     NOTICES

     13.1. Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted; and any notice given by overnight courier shall be deemed given when received by the addressee.

     13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                          [signature pages to follow]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                            CNA INCOME SHARES, INC.

                                            By: /s/ RICHARD W. DUBBERKE
                                               ---------------------------------


                                            Print Name: Richard W. Dubberke
                                                       -------------------------

                                            Title:  Vice President
                                                  ------------------------------

                                            Address:  CNA Plaza
                                                      Chicago, Illinois 60685
                                                      Attn: Richard W. Dubberke

                                                      Telecopy:  (312) 822-4175
                                                      Telephone: (312) 822-4155

Commitments
-----------

 Commitment    $30,000,000                  THE FIRST NATIONAL BANK OF CHICAGO,
                                            Individually and as Agent

                                            By: /s/ CYNTHIA W. PRIEST
                                               ---------------------------------

                                            Print Name: Cynthia W. Priest
                                                       -------------------------

                                            Title:  Vice President
                                                  ------------------------------


                                            Address:  One First National Plaza
                                                      16th Floor, Suite 0085
                                                      Chicago, Illinois 60670
                                                      Attn: Cynthia W. Priest

                                                      Telecopy:  (312) 732-4003
                                                      Telephone: (312) 732-9565


Aggregate Commitment:  $30,000,000
---------------------

                                                                    EXHIBIT A

                                    TERM NOTE

$___________                                                        June 2, 1997

     CNA Income Shares, Inc., a Maryland corporation (the "Borrower"), promises to pay to the order of (the "Lender") the lesser of the principal sum of $______ (________ Million) Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Agreement (as hereinafter defined), in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loan evidenced hereby in full on the Maturity Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date, amount, applicable interest rate or margin and Interest Period, if applicable, of each Loan and the date and amount of each principal payment hereunder; provided, however, that neither the failure to so record nor any error in this recordation shall affect the Borrower's obligations under this Note.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of June 2, 1997 (as the same may be amended or modified and in effect from time to time, the "Agreement"), among the Borrower, the lenders named therein, including the Lender and The First National Bank of Chicago, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                                CNA INCOME SHARES, INC.

                                                By:
                                                   -----------------------------

                                                Title:
                                                      --------------------------

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                        NOTE OF CNA INCOME SHARES, INC.,
                               DATED JUNE 2, 1997


                 Principal
                 Amount of        Interest Rate         Principal         Unpaid
Date               Loan            (or Margin)         Amount Paid       Balance
----             ---------        -------------        -----------       -------

                                                                       EXHIBIT B


                             COMPLIANCE CERTIFICATE

     I, __________ certify that I am the __________ of CNA Income Shares, Inc. (the "Borrower"), and that as such I am authorized to execute this Compliance Certificate on behalf of the Borrower, and DO HEREBY FURTHER CERTIFY on behalf of the Borrower that:

     1. I have reviewed the terms of that certain Credit Agreement, dated as of June 2, 1997, among the Borrower, the financial institutions named therein (the "Lenders") and The First National Bank of Chicago, as agent (the "Agent") (as amended, supplemented or modified from time to time, the "Credit Agreement") and I have made, or have caused to be made by employees or agents under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements. Terms used but not otherwise defined herein have the meaning ascribed to them by the Credit Agreement.

     2. The examinations described in paragraph 1 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

     3. Schedule I attached hereto sets forth financial data and computations evidencing compliance with the covenants set forth in Section 6.17 of the Credit Agreement, all of which data and computations are true, complete and correct.

          Described below are the exceptions, if any, to paragraph 2 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ___________ day of _______________, 19__.

                                            CNA INCOME SHARES, INC.

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                                                     SCHEDULE I

SECTION 6.17 -- ASSETS COVERAGE RATIO*

     (a)  Total Assets                                       $
                                                              ------------

     (b)  Total Liabilities                                  $
                                                              ------------

     (c)  Aggregate outstanding principal
          amount of Senior Securities                        $
                                                              ------------

     (d)  (b) minus (c)                                      $
                                                              ------------

     (e)  (a) minus (d)                                      $
                                                              ------------

     (f)  Ratio of (e) to (c)                                      :1
                                                             ------


MINIMUM PERMITTED RATIO                                      3:1





*All figures as of [insert date of end of applicable Fiscal Quarter].

                                                                       EXHIBIT C

                                     FORM OF
                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between _________________________ (the "Assignor") and _________________________________
(the "Assignee") is dated as of ______________________, 19__. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, supplemented, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of
Schedule 1 attached hereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the Loans and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent pursuant to Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under
Section 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder, and (b) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the Interest Period therefor, (ii) on such earlier date agreed to by the Assignor and the Assignee, or (iii) on the date on which any such Eurodollar Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i),
(ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (x) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date, and (y) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Alternate Base Rate Loans, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.] In the event that either pars hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

* Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including, without limitation, documents granting the Assignor and the other Lenders a security interest in assets of any Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of any Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of any Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     6. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

* to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement. The obligations of the Assignee under this Section 7 shall survive the payment of all amounts hereunder and the termination of this Agreement.

     8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to and in accordance with Section 12.3 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person; provided, that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 6 and 7 hereof.

         9. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         10. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         11. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                             [NAME OF ASSIGNOR]

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------
                                                   -----------------------------
                                                   -----------------------------


                                             [NAME OF ASSIGNEE]

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------
                                                   -----------------------------
                                                   -----------------------------

                                   SCHEDULE 1
                            TO ASSIGNMENT AGREEMENT


1.     Description and Date of Credit Agreement:

               That certain Credit Agreement dated as of June 2, 1997 among CNA Income Shares, Inc., the financial institutions named therein and The First National Bank of Chicago, as agent.

2.     Date of Assignment Agreement:___________, 19__

3.     Amounts (As of Date of Item 2 above):

      (a)      Total of Loans*
               under Credit Agreement                             $_____________

      (b)      Assignee's percentage of the
               Loans* purchased under the
               Assignment Agreement**                             _____________%

4.     Assignee's aggregate Loan amount*
       purchased hereunder:                                       $_____________

5.     Proposed Effective Date:                                   ______________


Accepted and Agreed:

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

By:                                          By:
   -----------------------------                --------------------------------

Title:                                       Title:
      --------------------------                   -----------------------------

 * If a Commitment has been terminated, insert outstanding Loans in place of Commitment

 **    Percentage taken to 10 decimal places

                ATTACHMENT TO SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT I
                            TO ASSIGNMENT AGREEMENT

                              NOTICE OF ASSIGNMENT

                                                           ____________ __, 19__

To:        CNA Income Shares, Inc.
           CNA Plaza
           Chicago, Illinois 60685

           The First National Bank of Chicago
           One First National Plaza
           Chicago, IL 60670

From: [NAME OF ASSIGNOR] (the "Assignor")

           [NAME OF ASSIGNEE] (the "Assignee")

     1. We refer to the Credit Agreement (the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto. Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of June 2, 1997 (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1, including, without limitation, such interest in the Assignor's Commitment (if applicable) and the Loans owing to the Assignor relating to such facilities. The effective date of the Assignment (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent; provided, that the Effective Date shall not occur if any (condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule I to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement Notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Notes received by it from the Borrower upon its receipt of new Notes in the appropriate amount.

     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

By:                                          By:
   -----------------------------                --------------------------------

Title:                                       Title:
      --------------------------                   -----------------------------

ACKNOWLEDGED AND CONSENTED TO               [ACKNOWLEDGED AND CONSENTED
BY THE FIRST NATIONAL BANK OF               TO BY BORROWER]
CHICAGO, as agent


By:                                          By:
   -----------------------------                --------------------------------

Title:                                       Title:
      --------------------------                   -----------------------------



                 [Attach photocopy of Schedule 1 to Assignment]

                       SCHEDULE 1.1:  INVESTMENT POLICIES

The primary investment objective of the Company is to provide a high level of current income, with capital appreciation as a secondary objective. In seeking to achieve its objectives, the Company must invest its assets in the following manner:

A. At least 50% of the value of the Company's total assets must be invested in:

     (1) Straight debt securities or debt securities which are convertible into or exchangeable for, or which carry warrants to purchase common stock or other interests, which are rated at the time of purchase within the four highest classifications assigned by Moody's Investors Service, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or
         BBB), or Duff & Phelps Inc. (AAA, AA, A or BBB). Any subclassifications of the ratings indicated shall not be deemed to be separate classifications for purposes of the Company's investment objectives and policies and investment restrictions (e.g., Moody's Aal, Aa2 and Aa3 subclassifications shall be included within its Aa classification);

     (2) Securities issued or guaranteed by the United States Government, its agencies or instrumentalities;

     (3) Securities (payable in U.S. dollars) of, or guaranteed by, the Government of Canada or a Province of Canada or any instrumentality or political subdivision thereof;

     (4) Obligations of, or guaranteed by, national or state banks or bank holding companies whose primary assets are banks, and which obligations, although not rated as a matter of policy by either Moody's Investors Service, Inc., Standard & Poor's Corporation or Duff & Phelps Inc. are considered by management to have investment quality comparable to securities which may be purchased under item 1 above;

     (5) Commercial paper; and

     (6) Cash or cash equivalents, such as U.S. Treasury Bills.

B. Up to 25% of the value of the Company's total assets may consist of:

     (l) Debt securities not included in item A above;

     (2) Securities not included in item A above which may be convertible into or exchangeable for, or carry warrants to purchase, common stock or other interests;

     (3) Preferred stocks; and

     (4) Common stocks.

C. Up to 25% of the value of the Company's total assets may consist of straight debt securities not included in item A or item B above.

In seeking to achieve its objectives, the Company invests and has invested primarily in debt securities rated in the four highest rating categories assigned by nationally recognized rating agencies but, as set forth above, may also invest in other securities such as United States and Canadian Government securities, obligations of or guaranteed by banks, commercial paper and cash equivalents or in debt securities rated below the four highest rating categories, including the lowest rating category, which is reserved for securities in default. The lower the rating category of a debt security, the higher the degree of speculation of an investment in such security, with increased risk of loss of principal and interest and, generally, a volatility of market price which is greater than the average for higher rated securities. The Company's operating policy, however, is generally not to purchase rated debt securities which, at the time of purchase, are rated lower than B- by Standard & Poor's Corporation or Duff & Phelps Inc., or B3 by Moody's Investors Services, Inc. These debt securities are regarded as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with their terms. If the rating of a debt security in the Company's portfolio is reduced below B- or B3, as the case may be, after purchase, the Company may either sell the debt security or continue to hold it, depending upon market characteristics. The Company is permitted to buy debt securities which have not been rated by a nationally recognized rating agency if, in the opinion of the Adviser, such unrated debt securities are of comparable quality to the rated debt securities in which the Company may invest.

In making purchases within the policies listed above, the Company will not invest more than 25% of the value of its total assets in restricted securities, which are securities acquired in private placement transactions. Also, the Company will invest at least 80% of the value of its total assets in income producing securities. No assurance can be given that the Company will achieve its investment objectives.

By virtue of items A. (1) or A. (2), the Company is permitted to buy certain debt securities, known as "interest only" mortgage-backed securities, in which the issuer is only obligated to pay a fixed rate of interest based on a stated principal amount, but does not make any principal payments. Each month the stated principal amount is adjusted to reflect both scheduled payments and prepayments of principal on the underlying mortgages. For example, the Company may buy certain debt securities issued by the Federal National Mortgage Association (FNMA), a United States government agency, which carry an additional risk not associated with other FNMA issues. The holder purchases the security at a price which is lower than the holder's expectations of payments of interest from the issuer. If payments of principal on the underlying mortgages are different than the holder's expectation of principal paydowns, then the actual payments of interest by the issuer could be more or less than the holder's expectation of interest payments.

By virtue of items A. (1) or A. (2), the Company is also permitted to buy certain debt securities, known as inverse interest rate floaters. These securities do not carry a fixed rate of interest, but instead pay interest based on a formula which varies inversely with the then current market interest rate (the "formula interest rate"), as reflected by a referenced interest rate on a specific date near the interest payment date (the "interest calculation date"). For example, if the referenced interest rate on the prior interest calculation date, then the formula interest rate will increase on that interest calculation date versus the prior interest calculation date. If the referenced rate of interest on the current interest calculation date is different than such rate was on the interest calculation date prior to purchase, then the interest payments received by the holder may be more or less than the holder expected to receive based on the referenced rate in effect on the date of purchase.

The foregoing percentage limitations apply at the time of purchase of securities. The Company may exercise conversion rights, warrants or other similar rights, and securities thereby received or remaining upon the breakup of units or detachment of warrants may be retained to permit advantageous disposition, in each case without regard to the foregoing limitations.

INVESTMENT RESTRICTIONS

The following investment restrictions are deemed fundamental policies and may be changed only by the vote of a "majority" of the Company's outstanding voting securities, which means the lesser of (1) 67% of the Company's outstanding voting securities present in person or by proxy at a meeting of the security holders if more than 50% of the outstanding voting securities are present in person or by proxy or (2) more than 50% of the Company's outstanding voting securities.

The Company will not:

  (1) Issue any senior securities as defined in the Investment Company Act of 1940 (the "1940 Act"), except in connection with borrowing permitted in item 2 below or to the extent investments in interest rate futures contracts or fixed income options permitted in item 20 below are considered to result in the issuance of senior securities.

  (2) Borrow money, except for investment leverage.

  (3) Mortgage, pledge or hypothecate its assets, except in connection with borrowing money as mentioned in item 2 above. This provision shall not apply to deposits, or similar arrangements, made in connection with the entering into or holding of interest rate futures contracts or purchasing, selling, holding or writing fixed income options.

  (4) Act as underwriter, except to the extent that, in connection with the disposition of restricted portfolio securities, the Company may be deemed to be an underwriter under applicable laws.

  (5) Purchase or sell real estate or interests in real estate, except that the Company may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts, which deal in real estate or interests therein.

  (6) Purchase or sell commodities or commodity contracts, except that the Company may enter into interest rate futures contracts or fixed income options and make deposits or have similar arrangements in connection therewith.

  (7) Invest more than 5% of the value of its total assets to the securities of any one issuer (other than cash items and securities of the United States Government or its agencies or instrumentalities), or purchase more than 10% of any class of the outstanding voting securities of any one issuer.

  (8) Invest more than 25% of the value of its total assets in restricted securities, which are securities acquired in private placement transactions.

  (9) Invest more than 25% of the value of its total assets in securities of issuers in any one industry (gas, electric and telephone companies will be considered to be in separate industries, as will banks, finance companies, savings and loan associations, insurance companies and other credit institutions) except that at times when a significant portion of the market for corporate debt securities is composed of issues in the electric utility industry or the telephone utility industry, as the case may be, the Company may invest up to 35% of its assets in the issues of such industry if the Company has cash for such investment and if, in the judgment of management, the return available from such securities and the marketability, quality and availability thereof justify such concentration in light of the Company's investment objectives. The market for corporate debt securities will be considered to be composed of a significant portion of debt securities of either, the electric utility industry or the telephone utility industry, as the case may be, at any time that, to the best of the Company's knowledge, 10% or more of the principal amounts of all new issue offerings of corporate debt securities in principal amounts of $25,000,000 or more and within the four highest grades assigned by Moody's Investors Service, Inc., Standard & Poor's Corporation, or Duff & Phelps Inc., offered within the prior 60-day period or scheduled to be offered during the subsequent 30-day period consists of such issues in such industry.

 (10) Purchase or retain the securities of any issuer, if, to the Company's knowledge, those officers or directors of the Company or of the Adviser who individually own beneficially more than 0.5% of the outstanding securities of such issuer, together own beneficially more than 5% of such outstanding securities.

 (11) Make loans to other persons, except for the purchase of debt securities in private placement transactions or public offerings in accordance with the Company's investment objectives and policies and for loans of portfolio securities as described above.

 (12) Purchase securities on margin, except that the Company may obtain such short-term credits as may be necessary for the clearance of purchases or sales of securities, and except that the Company may enter into and hold interest rate futures contracts and purchase, sell, hold or write fixed income options and may make deposits or make similar arrangements in connection therewith.

  (13) Participate on a joint or joint and several basis in any securities trading account. The "bunching" of orders for the sale or purchase of marketable portfolio securities and other accounts under the management of the Adviser or affiliates to save commissions or to average prices among them is not deemed to result in a securities trading account.

  (14) Purchase interests in oil, gas, or other mineral exploration programs; however, this limitation will not prohibit the acquisition of securities of companies engaged in the production of or transmission of oil, gas or other materials.

  (15) Invest in puts, calls or combinations thereof except fixed income options.

  (16) Make short sales, except sales "against the box."

  (17) Purchase the securities of other investment companies.

  (18) Invest for the purposes of exercising control or management.

  (19) Purchase securities issued by CNA Financial Corporation or its subsidiaries.

  (20) Enter into any interest rate futures contract or write any fixed income option if, immediately thereafter, the sum of (a) the then aggregate futures and option market prices of financial instruments and fixed income options required to be delivered under open futures contract sales of the Company and open fixed income call options written by the Company and (b) the aggregate purchase price under open futures contract purchases of the Company and open fixed income put options written by the Company, would exceed, in the aggregate, an amount equal to the lesser of
       (i) five percent of the Company's net asset value or (ii) one-third of the total assets of the Company less all liabilities not related to fixed income options written by the Company and interest rate futures contracts.

Notwithstanding item 6, the Company is permitted to buy certain debt securities, known as Principal Exchange Rate Linked Securities (PERLS), in which the interest or principal component is determined by calculating with reference to a formula based on one or more commodities, including currencies, so long as the security does not constitute a commodity or commodity contract. For example, the Company may buy certain debt securities issued by the Federal National Mortgage Association ("FNMA") a United States government agency, which carry an additional risk not associated with other FNMA issues. They pay interest based upon a specified interest rate and a principal amount denominated in United States dollars. At maturity, the principal is paid in United States dollars, but the amount of principal that will be paid is calculated according to a predetermined formula involving the value of one or more foreign currencies on a particular date near the maturity date (the "principal payment formula"). This kind of security is subject to the risk that the currency that is part of the principal payment formula may be valued at an amount which could cause the principal paid at maturity to be greater or less than the amount of principal upon which the, interest rate is calculated.

By virtue of item 8, it would be possible for the Company to invest up to 25% of its assets in restricted securities, which are securities acquired in private placement transactions. Such securities generally may not be resold without registration under the Securities Act of 1933 except in transactions exempt from the registration requirements of such Act. This limitation on resale can have an adverse effect on the price obtainable for such securities. Also, if in order to permit resale, the securities are registered under the Securities Act of 1933 at the Company's expense, the Company's expenses would be increased.

By virtue of item 9, it would be possible for the Company to invest up to 70% of its assets in securities of the electric utility and telephone utility industries (up to 35% in each of such industries) if the Company had cash for such investment and if, in the Company's judgment, the return available from such industry, and the marketability, quality and availability of the debt securities of such industry, justified such concentration in light of the Company's investment objectives. However, if sufficient cash was not available or if the securities available did not meet the above-mentioned tests of return, marketability, quality and availability, such concentration would not occur. Also, the Company would not be required to sell portfolio securities in order to make cash available for such concentration, although the Company would not be prohibited from doing so. Furthermore, the Company's ability to so concentrate its assets would always be contingent upon compliance with other applicable investment restrictions. Concentration of the Company's assets in either the electric utility or the telephone utility industries could result in increased risks. Risks of investments in either industry may arise from difficulties in obtaining an adequate return on capital because of financing costs and construction programs and the fact that regulatory authorities might not approve rate increases sufficient to offset increases in operating expenses. In addition, risks of investments in the electric utility industry may arise from environmental conditions, fuel shortages and government-mandated energy conservation programs.

By virtue of item 20, the Company has a limited ability to enter into interest rate futures contracts and to write fixed income options. Interest rate futures contracts and fixed income options create an obligation by the Company to purchase or to sell a specific financial instrument at a specified future time at a specified price. The principal risk of interest rate futures contracts and fixed income options is that unexpected changes in the general level of interest rates could adversely affect the value of the investment. The Company has not written fixed income options for several years and has never entered into interest rate futures contracts.

                          SCHEDULE 6.10: INDEBTEDNESS

As of June 2, 1997, CNA Income Shares, Inc. (the "Borrower") has no existing Indebtedness other than the Indebtedness evidenced by the Agreement dated as of June 2, 1997 between Borrower, the Lenders named therein, and First National Bank of Chicago, as Agent.